                                                             EXHIBIT 23

                                                       Exhibit to the Annual
                                                       Report (Form 11-K) of the
                                                       Huntington Bancshares
                                                       Incorporated Deferred
                                                       Compensation Plan and
                                                       Trust for Huntington
                                                       Bancshares Incorporated
                                                       Directors for the fiscal
                                                       year ended DecemberE31,
                                                       1994.


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-41774) pertaining to the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors and in the related Prospectus of our report dated March 27, 1995 with respect to the financial statements of the Huntington Bancshares Incorporated Deferred Compensation Plan and Trust for Huntington Bancshares Incorporated Directors included in this Annual Report (Form 11-K) for the year ended December 31, 1994.


                                       /s/ Ernst & Young LLP
                                       ------------------------------

Columbus, Ohio
March 27, 1995

                                       10